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                                                                   EXHIBIT 10.12
                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT


       STOCK PURCHASE AGREEMENT, concluded as of May 31, 1995 (the "Agreement") by and between DAVID WHITE, INC., a Wisconsin corporation ("DWI") and HANS-RUDOLF AMMANN, JOLANDA AMMANN, KONRAD BACHMAIER and THOMAS AMMANN, acting jointly in the name and for the account of Ammann Holding AG, in formation ("AHAG"), pursuant to Article 645 of the Swiss Code of Obligations.

                              W I T N E S S E T H:

       WHEREAS, DWI (i) owns and is the registered holder of

  - 85 A-shares with a nominal value of SFr. 1'000.-- each, incorporated in share certificates nos. 4-7;

  - 200 B-shares with a nominal value of SFr. 100.-- each, incorporated in share certificate no. 11;

and (ii) controls and may validly dispose of title in

  - 1 A-share with a nominal value of SFr. 1'000.-- incorporated in share certificate no. 8 (qualifying board member share Marshall Loewi)

  - 1 A-share with a nominal value of SFr. 1'000.-- incorporated in share certificate no. 9 (qualifying board member share Tony Mihalovich)

  - 1 A-share with a nominal value of SFr. 1'000.-- incorporated in share certificate no. 10 (qualifying board member share Beat von Rechenberg)


of Ammann Lasertechnik AG, Amriswil ("ALAG") (hereafter the above 88 A-shares and the 200 B-shares collectively referred to as the "Shares");

       WHEREAS, the Shares represent 90% of the issued and outstanding capital stock of ALAG and 96% of the votes which may be validly voted in the Shareholders' Meetings of ALAG;

       WHEREAS, DWI desires to sell the Shares to AHAG, and AHAG desires to purchase the Shares from DWI, upon the terms and conditions herein set forth.





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       NOW, THEREFORE, in consideration of the mutual promises made herein and of the mutual benefits to be derived from this Agreement, the parties hereto agree as follows:

1.  PURCHASE AND SALE OF SHARES; PURCHASE PRICE.

       1.1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, DWI hereby sells, transfers, conveys, assigns and delivers to AHAG, and AHAG hereby purchases and accepts the Shares.

       1.2. PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") of the Shares shall be as follows:

              (a) U.S.$200,000 paid by bank check drawn on a first rated Swiss bank and issued to von Erlach, Klainguti, Stettler, Wille & Partners to be delivered at the Closing (as defined below); and

              (b) 70,500 shares of the common stock, par value $3.00 per share, of David White, Inc. (the "David White Shares"), owned of record and beneficially by Hans-Rudolf Ammann and Thomas Ammann, to be delivered at the Closing to DWI, along with appropriate stock powers endorsed in blank.

       1.2. CERTIFICATES FOR SHARES. Upon receipt of the Purchase Price, DWI shall deliver to AHAG certificates representing the Shares duly endorsed in blank, provided, however, that certain certificates will remain with DWI as provided in the Pledge Agreement (see Section 6.3 hereafter).

2.  REPRESENTATIONS AND WARRANTIES OF DWI.  DWI represents and warrants that:

       2.1. It is a corporation validly existing under the laws of the State of Wisconsin and has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated thereby.

       2.2. The execution, delivery and performance of this Agreement by it does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority (other than such post-Closing filings by DWI as may be required by the United States Securities and Exchange Commission); or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any of its property pursuant to any indenture or
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other agreement or instrument under which it is a party or by which it or any of its properties may be bound or affected.

       2.3. It has good and marketable title to the Shares, free and clear of all liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, limitations, or encumbrances of any nature whatsoever.

Any further statutory warranties under statutory law are hereby expressly excluded.

3. REPRESENTATIONS AND WARRANTIES OF AHAG. AHAG, jointly and severally, represents and warrants that:

       3.1. AHAG has full power, right, authority and capacity to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

       3.2. All of the David White Shares are (a) beneficially owned by Hans-Rudolf Ammann and Thomas Ammann and (b) are free and clear of any liens, claims, charges, rights of first refusal or other encumbrances of any nature whatsoever. Upon delivery of the David White Shares to DWI, pursuant to the terms of this Agreement, Hans-Rudolf Ammann and Thomas Ammann or AHAG, as the case may be, will transfer to DWI good and marketable title to all the David White Shares free and clear of all liens, claims, charges, rights of first refusal or other encumbrances of any nature whatsoever.

       3.3. Hans-Rudolf Ammann and Thomas Ammann or AHAG, as the case may be, have the exclusive right, power and authority to dispose of the David White Shares.

       3.4. AHAG is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. AHAG, individually, or together with its representatives and agents, represents that it has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the economic risks of investment in the Shares.

4.  MUTUAL RELEASE.

       4.1. BY DWI. By executing this Agreement, and effective upon payment of the Purchase Price, DWI hereby releases AHAG from any and all claims DWI may have or may have had against AHAG for any reason arising prior to the date hereof.




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       4.2.  BY AHAG.  By executing this Agreement, and effective upon delivery of the Shares, AHAG hereby release DWI, its directors, officers, agents, employees and affiliates from any and all claims it may have or may have had against DWI for any reason arising prior to the date hereof.

5. CLOSING. A closing (the "Closing") shall be held at the offices of Beat von Rechenberg at Dreikoenigstrasse 7 in Zurich immediately upon execution of this Agreement.

6. CONDITIONS PRECEDENT. The obligations of DWI and AHAG set forth hereunder are subject to the fulfillment, on or prior to the date of Closing, of the following conditions:

       6.1. The Board of Directors of ALAG resolves to split share certificate no. 4 of ALAG into eleven new certificates, namely:

              (i)  a new certificate no. 4 incorporating 52 A-shares; and

              (ii) ten new certificates no. 12 through and inclusive 21
                   incorporating 3 A-shares each

and arranges for the pledging of the new share certificates incorporating 30 A-shares to DWI;

       6.2. Messrs. Marshall Loewi, Tony Mihalovich and Beat von Rechenberg resign as board members of ALAG and are granted full discharge by the Shareholders' Meeting of ALAG for their conduct of business through the date of their resignation; the resignation shall be recorded with the Thurgau Commercial Registry on the date of Closing;

       6.3. AHAG executes and delivers the Release Letter (substantially in the form of Appendix I hereto).






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7.  SWISS TAX REIMBURSEMENT.  At the express request of Hans-Rudolf Ammann,
Jolanda Ammann, Konrad Bachmaier and Thomas Ammann, DWI has agreed to sell the Shares to AHAG instead of to Hans-Rudolf Ammann as originally contemplated in the letter of intent dated May 11, 1995 between DWI and Hans-Rudolf Ammann. As a result thereof, AHAG shall reimburse DWI for any Swiss taxes which DWI may incur due to the change of the purchaser of the Shares as set forth above.

8.  MISCELLANEOUS.

       8.1.    SURVIVAL.  The representations and warranties of the parties in
Section 2 and Section 3 of this Agreement shall survive the Closing.

       8.2. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of Switzerland.

       8.3. AMENDMENTS. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

       8.4. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there are no other agreements, conditions, representations or warranties between the parties other than those set forth herein.




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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                DAVID WHITE, INC.



                                By:        \s\
                                   ---------------------------------
                                Name:   Michael Hess
                                Title:  Attorney at fact



                                           \s\
                                ------------------------------------
                                HANS-RUDOLF AMMANN



                                           \s\
                                ------------------------------------
                                JOLANDA AMMANN



                                           \s\
                                ------------------------------------
                                KONRAD BACHMAIER



                                           \s\
                                ------------------------------------
                                THOMAS AMMANN





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Hans-Rudolf Ammann
Jolanda Ammann
Konrad Bachmaier
Thomas Ammann



                                                David White Inc.
                                                11711 River Lane
                                                P.O. Box 1007
                                                Germantown, Wisconsin
                                                53022-8207
                                                USA

                                                Amriswil, June 8, 1995


Dear Sirs:

We refer to the 70,500 shares of the common stock, par value US$ 3.00 per share, of David White, Inc. which were purchased by Messrs. H.R. Ammann and Th. Ammann on June 30, 1989.

We hereby confirm that the undersigned have jointly purchased as the representatives of Ammann Holding AG in formation from Messrs. Hans-Rudolf and Thomas Ammann said 70,500 shares of the common stock, par value US$ 3.00 per share, of David White, Inc.

We, further, confirm to have full power, right, authority and capacity to sell to your company 70,500 shares of the common stock, par value US$ 3.00 per share, of David White Inc. at such price as we deem fit. To allow said company the transfer of the aforementioned shares, we have endorsed in blank the appropriate stock powers.

We hereby represent and warrant that the 70,500 shares of your company are free and clear of any liens, claims, charges, rights of first refusal or other incumbrances of any nature whatsoever.

We hereby confirm that we have no claim of whatsoever nature against your company and your company's directors, officers, agents, employees and/or affiliates.


                                Sincerely yours,


                                Hans-Rudolf Ammann
                                ---------------------------
                                Hans-Rudolf Ammann


                                Jolanda Ammann
                                ---------------------------
                                Jolanda Ammann


                                Konrad Bachmaier
                                ---------------------------
                                Konrad Bachmaier


                                Thomas Ammann
                                ---------------------------
                                Thomas Ammann



                                  Appendix 1